                                CREDIT AGREEMENT,

                          dated as of October 18, 2005

                                      among

                             DULOXETINE ROYALTY SUB,

                         DULOXETINE HOLDCO ROYALTY SUB,

       VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME
                                 PARTIES HERETO,

                                 as the Lenders

                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.,

       as the Administrative Agent and Syndication Agent for the Lenders.

                                   ----------

                      MORGAN STANLEY SENIOR FUNDING, INC.,

                                as Lead Arranger

                                    CONTENTS

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
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...............................     2
   SECTION 1.1.     Defined Terms........................................     2
   SECTION 1.2.     Cross-References.....................................     2
   SECTION 1.3.     Accounting and Financial Determinations..............     2
ARTICLE II COMMITMENTS, BORROWING PROCEDURES AND NOTES...................     2
   SECTION 2.1.     Commitments..........................................     2
   SECTION 2.2.     Borrowing Procedures.................................     2
   SECTION 2.3.     Continuation and Conversion Elections................     2
   SECTION 2.4.     Funding..............................................     3
   SECTION 2.5.     Register; Notes......................................     3
ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES...................     4
   SECTION 3.1.     Repayments and Prepayments; Application..............     4
   SECTION 3.2.     Interest Provisions..................................     5
ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS........................     6
   SECTION 4.1.     LIBO Rate Lending Unlawful...........................     6
   SECTION 4.2.     Deposits Unavailable.................................     6
   SECTION 4.3.     Increased LIBO Rate Loan Costs, etc..................     6
   SECTION 4.4.     Funding Losses.......................................     7
   SECTION 4.5.     Increased Capital Costs..............................     7
   SECTION 4.6.     Taxes................................................     7
   SECTION 4.7.     Payments, Computations; Proceeds of Collateral, etc..    10
   SECTION 4.8.     Sharing of Payments..................................    10
   SECTION 4.9.     Setoff...............................................    11
ARTICLE V CONDITIONS TO LOANS............................................    11
   SECTION 5.1.     Resolutions, etc.....................................    11
   SECTION 5.2.     Closing Date Certificate.............................    12
   SECTION 5.3.     Compliance with Warranties, no Default, etc..........    12
   SECTION 5.4.     Consummation of Transaction..........................    13
   SECTION 5.5.     Delivery of Notes....................................    13
   SECTION 5.6.     Security Agreements..................................    13
   SECTION 5.7.     Filing Agent, etc....................................    14

                                    CONTENTS

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   SECTION 5.8.     Opinions of Counsel..................................    14
   SECTION 5.9.     Intercreditor Agreement..............................    14
   SECTION 5.10.    Co-Promotion Agreement...............................    14
   SECTION 5.11.    Notice to Lilly......................................    14
   SECTION 5.12.    Borrowing Request....................................    15
   SECTION 5.13.    Hedge Agreement......................................    15
   SECTION 5.14.    Patriot Act Disclosures..............................    15
   SECTION 5.15.    Closing Fees, Expenses, etc..........................    15
   SECTION 5.16.    Satisfactory Legal Form..............................    15
ARTICLE VI REPRESENTATIONS AND WARRANTIES................................    15
   SECTION 6.1.     Representations and Warranties of Royalty Sub........    15
   SECTION 6.2.     Representations and Warranties of Royalty Sub, the
                    Pledgor and Quintiles................................    18
ARTICLE VII COVENANTS....................................................    20
   SECTION 7.1.     Affirmative Covenants................................    20
   SECTION 7.2.     Other Covenants......................................    21
   SECTION 7.3.     Covenants of Pledgor.................................    25
ARTICLE VIII EVENTS OF DEFAULT...........................................    26
   SECTION 8.1.     Listing of Events of Default.........................    26
   SECTION 8.2.     Termination of Commitments...........................    27
   SECTION 8.3.     Remedies.............................................    27
ARTICLE IX THE AGENTS....................................................    30
   SECTION 9.1.     Actions..............................................    30
   SECTION 9.2.     Funding Reliance, etc................................    31
   SECTION 9.3.     Exculpation..........................................    31
   SECTION 9.4.     Successor............................................    31
   SECTION 9.5.     Loans by MS..........................................    32
   SECTION 9.6.     Credit Decisions.....................................    32
   SECTION 9.7.     Copies, etc..........................................    32
   SECTION 9.8.     Reliance by Administrative Agents....................    33
   SECTION 9.9.     Defaults.............................................    33
ARTICLE X MISCELLANEOUS PROVISIONS.......................................    33

                                    CONTENTS

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   SECTION 10.1.    Waivers, Amendments, etc.............................    33
   SECTION 10.2.    Notices; Time........................................    34
   SECTION 10.3.    Payment of Costs and Expenses........................    35
   SECTION 10.4.    Indemnification......................................    35
   SECTION 10.5.    Survival.............................................    36
   SECTION 10.6.    Severability.........................................    36
   SECTION 10.7.    Headings.............................................    37
   SECTION 10.8.    Execution in Counterparts, Effectiveness, etc........    37
   SECTION 10.9.    Governing Law; Entire Agreement......................    37
   SECTION 10.10.   Successors and Assigns...............................    37
   SECTION 10.11.   Sale and Transfer of Loans; Participations in Loans;
                    Notes................................................    37
   SECTION 10.12.   Other Transactions...................................    39
   SECTION 10.13.   Forum Selection and Consent to Jurisdiction..........    39
   SECTION 10.14.   Waiver of Jury Trial.................................    40
   SECTION 10.15.   Immunity; Judgment Currency..........................    41
   SECTION 10.16.   Limited Recourse.....................................    41
   SECTION 10.17.   Patriot Act..........................................    42
   SECTION 10.18.   Intercreditor Provisions.............................    42

SCHEDULE I  - Percentages; LIBOR Office; Domestic Office

ANNEX A     - Defined Terms

EXHIBIT A   - Form of Note
EXHIBIT B   - Form of Borrowing Request
EXHIBIT C   - Form of Continuation/Conversion Notice
EXHIBIT D   - Form of Closing Date Certificate
EXHIBIT E-1 - Form of Loan Security Agreement
EXHIBIT E-2 - Form of First Lien Pledge and Security Agreement
EXHIBIT F   - Form of Intercreditor Agreement
EXHIBIT G   - Form of Lender Assignment Agreement
EXHIBIT H   - Form of Confidentiality Agreement
EXHIBIT I   - Service of Process

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of October 18, 2005, is among Duloxetine Royalty Sub, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Royalty Sub"), Duloxetine Holdco Royalty Sub, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Pledgor"), the various financial institutions and other Persons from time to time parties hereto (the "Lenders") and MORGAN STANLEY SENIOR FUNDING, INC. ("MS"), as administrative agent (in such capacity, the "Administrative Agent") and syndication agent (in such capacity, the "Syndication Agent") for the Lenders and as the Lead Arranger. Quintiles Transnational Corp., a North Carolina corporation ("Quintiles") is an additional party hereto with respect only to the Sections listed above its signature hereto.

                                   WITNESSETH:

     WHEREAS, Royalty Sub intends to acquire (the "Acquisition") certain rights (as further defined in Annex A attached hereto, the "Royalty Sub Rights") of Quintiles under the Duloxetine-Depression U.S. Co-Promotion Agreement, dated as of July 18, 2002 (as amended by amendments dated as of December 1, 2003 and August 18, 2005, and as further amended, supplemented, amended and restated or otherwise modified from time to time as permitted under this Agreement, the "Co-Promotion Agreement"), between Eli Lilly and Company, an Indiana corporation ("Lilly"), and Quintiles, in accordance with the terms and conditions of a Purchase and Sale Agreement, dated as of the Closing Date (as amended, supplemented, amended and restated or otherwise modified from time to time as permitted under this Agreement, the "Purchase and Sale Agreement"), to be entered into by Royalty Sub, Pledgor and Quintiles;

     WHEREAS, in order to consummate the Acquisition and to pay fees, costs and expenses associated therewith (collectively, the "Transaction"):

          (a) Royalty Sub has requested that the Lenders provide a commitment pursuant to which Loans will be made, in a maximum original principal amount equal to $125,000,000, to Royalty Sub in a single borrowing on the Closing Date; and

          (b) Royalty Sub intends to issue on the Closing Date its Class A Duloxetine PhaRMA(SM) Second Lien 13% Notes due 2013 (the "Second Lien Notes") in an aggregate principal amount of $125,000,000, pursuant to the terms of that certain Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time as permitted under this Agreement, the "Indenture"), by and between Royalty Sub as the issuer of the Second Lien Notes and U.S. Bank National Association, as initial trustee of the Second Lien Notes (together with any successor trustee thereunder, the "Trustee"); and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and Loans to Royalty Sub;

     NOW, THEREFORE, the parties hereto agree as follows.

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. Capitalized terms used herein and defined in Annex A hereto shall have the meanings set forth therein, and such Annex A is hereby incorporated herein by reference. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement or in Annex A hereto shall have such meanings when used in each other Loan Document (other than the Intercreditor Agreement, which has its own defined terms). Capitalized terms, if any, used in any Loan Document that are not defined herein or within the relevant Loan Document, shall have the meaning given to such terms in Annex A to the Intercreditor Agreement.

     SECTION 1.2. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.3. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder shall be made, in accordance with GAAP.

                                   ARTICLE II
                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1. Commitments. In a single Borrowing (which shall be a Business
Day) occurring on or prior to the Commitment Termination Date, each Lender agrees that it will make loans (relative to such Lender, its "Loans") to Royalty Sub equal to such Lender's Percentage of the aggregate amount of the Borrowing of Loans requested by Royalty Sub to be made on such day. No amounts paid or prepaid with respect to the Loans may be reborrowed.

     SECTION 2.2. Borrowing Procedures. Royalty Sub has delivered a Borrowing Request to the Administrative Agent requesting that a Borrowing be made in the form of LIBO Rate Loans in an amount equal to the Commitment Amount. On the terms and subject to the conditions of this Agreement, such Borrowing shall be made on October 18, 2005, the Business Day specified in such Borrowing Request. On or before 11:00 a.m. on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify by notice to the Lenders. The Administrative Agent shall make such funds available to Royalty Sub by wire transfer to the accounts Royalty Sub shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.3. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. on a Business Day, Royalty Sub may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all Loans, or any portion of Loans in an aggregate minimum amount of $1,000,000, and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and
(y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to convert or maintain such LIBO Rate Loan; provided that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Royalty Sub to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, Royalty Sub hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.5. Register; Notes. (a) Royalty Sub hereby designates the Administrative Agent to serve as Royalty Sub's agent, solely for the purpose of this clause, to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Confidentiality Agreement delivered to the Administrative Agent, and each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor's Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and Royalty Sub, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement and a Confidentiality Agreement that has been executed by the requisite parties pursuant to Section
10.11. No assignment or transfer of a Lender's Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

     (b) Royalty Sub agrees that, upon the request to the Administrative Agent by any Lender, Royalty Sub will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Percentage of the Commitment Amount. Royalty Sub hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided that the failure of any Lender to make any such notations or any error in such notations shall not limit or otherwise affect any Obligations of any Obligor.

                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments; Application. Royalty Sub agrees that the Loans shall be repaid and prepaid pursuant to the following terms and in accordance with the terms of the Intercreditor Agreement.

     SECTION 3.1.1. Repayments and Prepayments. Royalty Sub shall repay in full the unpaid principal amount of each Loan on the Stated Maturity Date. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

     (a) From time to time on any Business Day, Royalty Sub may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans by depositing or causing to be deposited in the Repayment/Redemption Account in immediately available funds an amount equal to the amount of such Loans to be prepaid (including any interest payable thereon and any amounts payable pursuant to Article IV with respect thereto); provided that (i) all such voluntary prepayments shall require at least one but no more than five Business Days' prior notice to the Administrative Agent; and (ii) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $100,000.

     (b) Royalty Sub shall make a mandatory repayment of the Loans on the Payment Date immediately following the occurrence of any Change of Control Event (the "Mandatory Repayment Date"), and the Loans and all other Obligations shall automatically become due and payable on such Mandatory Repayment Date. On or before the Mandatory Repayment Date, Royalty Sub shall, to the extent an amount equal to the aggregate outstanding principal amount of the Loans and all other Obligations as of the Mandatory Repayment Date is not then held on deposit in the Repayment/Redemption Account, deposit or cause to be deposited in the Repayment/Redemption Account an amount in immediately available funds equal to the amount of such Loans and other Obligations.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

     SECTION 3.1.2. Application. Each prepayment or repayment of the principal of the Loans made in accordance with the terms of the Intercreditor Agreement shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below and the terms of the Intercreditor Agreement.

     SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, Royalty Sub may elect that the Loans accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

          (b) pursuant to a Continuation/Conversion Notice, on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan. Interest on Base Rate Loans shall be calculated from and including the first day of the Borrowing of such Base Rate Loan to (but not including) the date interest is required to be paid on such Base Rate Loan pursuant to Section 3.2.3.

     SECTION 3.2.2. Post-Default Rates. Upon the occurrence and during the continuance of any Event of Default, the Loans and other Obligations shall bear interest (after as well as before any judgment) at a rate that is (i) in the case of the Loans, the rate of interest that otherwise would be applicable to such Loans plus 2% per annum and (ii) in the case of other monetary Obligations, the Alternate Base Rate plus 2% per annum, in each case to the extent permitted by law.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date;

          (b) on the date of any payment or prepayment (including a Mandatory Repayment Date), in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Payment Date occurring after the Effective Date;

          (d) with respect to LIBO Rate Loans, on the Payment Date falling on the last day of each applicable Interest Period; and

          (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (d), on the Payment Date immediately following the date of such conversion.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, on a Mandatory Repayment Date or otherwise) shall be payable upon the earlier of the Stated Maturity Date or the immediately succeeding Payment Date.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to Royalty Sub and the Administrative Agent, be conclusive and binding on Royalty Sub) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 4.2. Deposits Unavailable. If (a) the Administrative Agent shall have determined that (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market or (ii) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans or (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBO Rate (Reserve Adjusted) determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of converting or maintaining their affected Loans during such Interest Period, then, upon notice from the Administrative Agent to Royalty Sub and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify Royalty Sub and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Royalty Sub agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, such Lender's Commitments and the making of Loans hereunder (including the continuing or maintaining (or of its obligation to continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and

Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Lender shall promptly notify the Administrative Agent and Royalty Sub in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by Royalty Sub directly to such Lender upon the Payment Date immediately following such notice (subject to the terms of the Intercreditor Agreement), and such notice shall, in the absence of manifest error, be conclusive and binding on Royalty Sub.

     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise or (b) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to Royalty Sub (with a copy to the Administrative Agent), Royalty Sub shall, upon the Payment Date immediately following its receipt thereof (subject to the terms of the Intercreditor Agreement), pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on Royalty Sub.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Loans made by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to Royalty Sub, Royalty Sub shall upon the Payment Date immediately following receipt of such notice (subject to the terms of the Intercreditor Agreement) pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on Royalty Sub. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 4.6. Taxes. Royalty Sub covenants and agrees as follows with respect to Taxes.

     (a) Any and all payments by Royalty Sub under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are imposed and required to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:

          (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

          (ii) Royalty Sub shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

     (b) In addition, Royalty Sub shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

     (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, Royalty Sub shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

     (d) Subject to clause (f), Royalty Sub shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, Royalty Sub shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that no Secured Party shall be under any obligation to provide any such notice to Royalty Sub). In addition, Royalty Sub shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of Royalty Sub to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made on the Payment Date immediately following the date such Secured Party makes written demand therefor (subject to the terms of the Intercreditor Agreement). Royalty Sub acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of Royalty Sub provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

     (e) Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of Royalty Sub or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to Royalty Sub and the Administrative Agent either (i) two duly completed copies of any of
(x) Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S.

Lender for benefits of an income tax treaty to which the United States is a party, (y) Internal Revenue Service Form W-8ECI, or (z) Internal Revenue Service Form W-8IMY and any necessary withholding certificates, documentation and withholding statements, or in each case an applicable successor form; or (ii) in the case of a Non-U.S. Lender that is not legally entitled to deliver one of the three forms listed in clause (e)(i), (x) a certificate to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of Royalty Sub within the meaning of
Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

     (f) Royalty Sub shall not be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause
(d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to Royalty Sub the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that Royalty Sub shall be obligated to pay additional amounts to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of Royalty Sub or (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an assignee Lender that becomes an assignee Lender as a result of an assignment made at the request of Royalty Sub.

     (g) If (i) Royalty Sub is required to pay additional amounts to any Lender (an "Affected Lender") pursuant to clause (a)(i), or to indemnify an Affected Lender pursuant to clause (d), in respect of Taxes as a result of a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date and (ii) the payment of such amounts, in the reasonable judgment of Royalty Sub, is and is likely to continue to be more onerous with respect to such Affected Lender than with respect to other Lenders, Royalty Sub may, within 30 days of receipt by Royalty Sub of any demand or notice from such Affected Lender (or the Administrative Agent on behalf of such Affected Lender) to pay any such additional amounts, give notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Lender of Royalty Sub's intention to replace such Affected Lender with an Eligible Assignee (a "Replacement Lender") as designated in such

Replacement Notice; provided that no Replacement Notice may be given by Royalty Sub if (x) such replacement conflicts with any applicable law or regulation, (y) any Event of Default shall have occurred and be continuing at the time of such replacement or (z) prior to any such replacement, such Affected Lender shall have taken any necessary action under this Section so as to eliminate the continued need for payment of amounts owing pursuant to clause (a)(i) or clause
(d). If the Administrative Agent shall, within 30 days of its receipt of such Replacement Notice, notify Royalty Sub and such Affected Lender in writing that the Administrative Agent has consented to such Replacement Lender (such consent not to be unreasonably withheld, and such consent not being required if the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11, all of its Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Lender; provided that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Eligible Assignee, (B) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender's Loans, together with all accrued and unpaid interest in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under this Section and any applicable amounts due pursuant to
Section 4.4) owing to such Affected Lender hereunder, (C) Royalty Sub shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption and (D) if a Lender Assignment Agreement is executed by the Replacement Lender and, to the extent applicable, the Administrative Agent in accordance with Section 10.11 and all amounts referred to in clause (B) above shall have been paid to the Affected Lender, then such Affected Lender shall, for all purposes of this Agreement, be deemed to have executed and delivered such Lender Assignment Agreement. Upon the effective date of an assignment described above, the Replacement Lender shall become a "Lender" for all purposes under the Loan Documents.

     SECTION 4.7. Payments, Computations; Proceeds of Collateral, etc. Unless otherwise expressly provided in a Loan Document, all payments by Royalty Sub pursuant to each Loan Document shall be made by Royalty Sub to the Collection Account for application pursuant to the terms of the Intercreditor Agreement. All payments received by the Administrative Agent shall be applied for the pro rata account of the Secured Parties entitled to receive such payment and shall be made without setoff, deduction or counterclaim. Funds received after 11:00 a.m. on any date shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise described in the definition of "Payment Date") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

     SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Loans made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. Royalty Sub agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of Royalty Sub in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clause (g) of Section 8.1 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) Royalty Sub hereby grants to each Secured Party a continuing Lien in, any and all balances, credits, deposits, accounts or moneys of Royalty Sub then or thereafter maintained with such Secured Party; provided that any such appropriation and application shall be subject to the provisions of Section 4.8 and the terms of the Intercreditor Agreement. Each Secured Party agrees promptly to notify Royalty Sub and the Administrative Agent after any such appropriation and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

                                    ARTICLE V
                               CONDITIONS TO LOANS

     The obligations of the Lenders to make Loans on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article V.

     SECTION 5.1. Resolutions, etc. The Administrative Agent shall have received from each of Royalty Sub, the Pledgor and Quintiles, dated as of the Closing Date, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, certificates as to

          (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

          (b) the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

          (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

     SECTION 5.2. Closing Date Certificate. The Administrative Agent shall have received the Closing Date Certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of Royalty Sub, in which certificate Royalty Sub shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of Royalty Sub as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements (including Transaction Documents) required to be appended to the Closing Date Certificate shall be in form and substance satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

     SECTION 5.3. Compliance with Warranties, no Default, etc. The Administrative Agent shall have received (a) a certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of Royalty Sub, certifying that (i) the representations and warranties set forth in each Loan Document executed and delivered by it (A) that are not qualified by materiality shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (B) that are qualified by materiality shall, in each case, be true and correct in all respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and (ii) no Default shall have then occurred and be continuing, and (b) a certificate, dated as of the Closing Date and duly executed and delivered by an authorized officer of each of the Pledgor and Quintiles, certifying that (i) the respective representations and warranties set forth in this Agreement executed and delivered by each of them (A) that are not qualified by materiality shall, in each case, be true and correct in all material respects with the same effect as if then made

(unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (B) that are qualified by materiality shall, in each case, be true and correct in all respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and (ii) no Default shall have then occurred and be continuing.

     SECTION 5.4. Consummation of Transaction. The Administrative Agent shall have received evidence satisfactory to it that all actions necessary to consummate the Transaction shall have been taken in material compliance with all Applicable Law and in accordance with the terms of each applicable Transaction Document, without amendment or waiver of any material provision thereof. The Administrative Agent shall have received copies of the Transaction Documents (as well as all other closing documentation executed or delivered in connection therewith, but excluding the Note Purchase Agreements) executed and delivered by the parties thereto, each of which shall be in full force and effect. The Administrative Agent shall have received evidence satisfactory to it that the Second Lien Note Documents shall have been executed and delivered and that the proceeds of the Second Lien Notes shall have been made available to Royalty Sub in an amount sufficient, when taken together with the proceeds of the Loans, to consummate the Transaction.

     SECTION 5.5. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes duly executed and delivered by an Authorized Officer of Royalty Sub.

     SECTION 5.6. Security Agreements. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of the Loan Security Agreement and the First Lien Pledge and Security Agreement, each dated as of the Closing Date, duly executed by the applicable Obligor party thereto, together with

          (a) evidence that certificates evidencing all of the issued and outstanding Capital Securities owned by the Pledgor of Royalty Sub and pledged under the First Lien Pledge and Security Agreement shall have been delivered to the Administrative Agent, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank;

          (b) copies of Filing Statements suitable in form for naming the Pledgor and Royalty Sub as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens of the Administrative Agent pursuant to each such Security Agreement, and copies of Uniform Commercial Code financing statements to be filed in connection with the Purchase and Sale Agreement naming Quintiles as a debtor and Royalty Sub as the secured party;

          (c) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Obligor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall evidence a Lien on any collateral described in any Loan Document); and

          (d) a copy of a deposit and securities account control agreement executed and delivered by each of Royalty Sub, the Administrative Agent, the Trustee and U.S. Bank National Association, the deposit bank and/or custodian with respect to each Account, sufficient to enable the Administrative Agent (or its agent) to have and maintain control over each Account.

     SECTION 5.7. Filing Agent, etc. All Uniform Commercial Code financing statements or other similar financing statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CSC Corporation or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

     SECTION 5.8. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from

          (a) Pillsbury Winthrop Shaw Pittman LLP, as to certain intellectual property matters set forth therein in form and substance satisfactory to the Administrative Agent;

          (b) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., special counsel to Royalty Sub, in form and substance satisfactory to the Administrative Agent; and

          (c) Walkers, special counsel to Royalty Sub and the Pledgor, in form and substance satisfactory to the Administrative Agent.

     SECTION 5.9. Intercreditor Agreement. The Administrative Agent shall have received, with counterparts for each Lender, the Intercreditor Agreement, duly executed by each party thereto.

     SECTION 5.10. Co-Promotion Agreement. The Co-Promotion Agreement, including the Second Amendment thereto, in the form previously furnished by Quintiles to counsel to the Administrative Agent, shall have been executed and delivered by Quintiles and Lilly and shall be in full force and effect, and the Administrative Agent shall have received upon prior written request therefor a true, correct and complete copy of the Co-Promotion Agreement, as amended and supplemented, as such agreement may be redacted by Quintiles or Lilly for the protection of certain information.

     SECTION 5.11. Notice to Lilly. The Administrative Agent shall have received a copy of the notice provided to Lilly by Quintiles pursuant to Section 4.1 of the Purchase and Sale Agreement instructing Lilly to make all Royalty Sub Payments after the Closing Date to the Collection Account, which notice shall be certified by a responsible officer of Quintiles as having been sent to Lilly prior to the Closing Date.

     SECTION 5.12. Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with the terms of Section 2.2.

     SECTION 5.13. Hedge Agreement. The Administrative Agent shall have received evidence satisfactory to it that Royalty Sub shall have entered into the Hedge Agreement.

     SECTION 5.14. Patriot Act Disclosures. The Lenders shall have received all Patriot Act disclosures reasonably requested by them prior to the Closing Date.

     SECTION 5.15. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section 10.3.

     SECTION 5.16. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Secured Parties to enter into this Agreement and to make Loans hereunder, each of Royalty Sub, the Pledgor and Quintiles, as applicable, represents and warrants to each Secured Party as set forth in this
Article VI.

     SECTION 6.1. Representations and Warranties of Royalty Sub. Royalty Sub represents and warrants to each Secured Party as follows:

          (a) Royalty Sub is an exempted company incorporated with limited liability created under the laws of the Cayman Islands, is duly qualified to do business and is in good standing in each jurisdiction where such qualification is required, and has full power and authority to conduct its business, and Royalty Sub has not become subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy.

          (b) Royalty Sub has not engaged in any activities since its organization (other than those incidental to its organization and permitted by its organizational documents, the execution of the Loan Documents and the Transaction Documents to which it is a party and the activities referred to in or contemplated by such agreements), and Royalty Sub has not paid any dividends, distributions or other Restricted Payments since its organization.

          (c) The Borrowing of the Loans and the execution and delivery, and the compliance by Royalty Sub with the terms, of the Loan Documents and each of the Transaction Documents to which it is a party:

               (i) do not at the Closing Date (A) conflict with, result in a breach of any of the terms or provisions of or constitute a default under the Organic Documents of Royalty Sub, or (B) conflict with any judgment, order or decree of any Governmental Authority having jurisdiction over Royalty Sub, or (C) except to the extent it would not have or be reasonably likely to have a Material Adverse Effect, conflict with any Applicable Law; and

               (ii) do not at the Closing Date violate, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which Royalty Sub is a party or by which it or any part of its assets, property or revenues are bound.

          (d) The borrowing of the Loans, the execution and delivery by Royalty Sub of the Loan Documents and the Transaction Documents executed by it and the performance by Royalty Sub of its obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by it have been duly authorized, executed and delivered by Royalty Sub.

          (e) This Agreement constitutes, and the other Loan Documents and the Transaction Documents to which it is a party, when executed and delivered will constitute, valid, legally binding and (subject to general equitable principles, and laws relating to insolvency, liquidation, reorganization and other laws of general application relating to creditors' rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of Royalty Sub.

          (f) On the Closing Date, there exists no Event of Default nor any event which, had the Loans already been made, would constitute a Default or an Event of Default.

          (g) On the Closing Date, subject to the Liens created in favor of the Administrative Agent and except for Permitted Liens, there exists no Lien over the assets of Royalty Sub.

          (h) Royalty Sub has determined, and by virtue of its entering into the transactions contemplated hereby and its authorization, execution and delivery of this Agreement, the other Loan Documents and the other Transaction Documents to which it is party, the making of the Loans, the issuance of the Second Lien Notes and the consummation of the Transaction, that its incurrence of Indebtedness and other liability hereunder or thereunder or contemplated hereby or thereby (i) is in its own best interests, (ii) does not leave it unable to pay its debts as they become due in the ordinary course of business, (iii) will not leave it with debts which cannot be paid from the present saleable value of its property and
     (iv) will not render it insolvent within the meaning of Section

     101(31) of the United States Bankruptcy Code or Section 271 of the New York Debtor and Creditor Law.

          (i) All consents, approvals, authorizations or other orders of all Governmental Authorities required (excluding any required by the other parties to the Loan Documents) for or in connection with the execution, delivery and performance of the Loan Documents by Royalty Sub have been obtained and are in full force and effect and are not contingent upon fulfillment of any condition. Royalty Sub is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (j) There is no action, suit, investigation or proceeding pending or, to the knowledge of Royalty Sub, threatened against Royalty Sub before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the other Loan Documents to which Royalty Sub is a party.

          (k) Royalty Sub has no Subsidiaries.

          (l) Royalty Sub is the legal and beneficial owner of Royalty Sub Rights and the other assets and property constituting the Collateral, free and clear of any Liens other than Permitted Liens.

          (m) Under the laws of the Cayman Islands, the laws of the State of New York and U.S. federal law in force at the Closing Date, it is not necessary or desirable that this Agreement or any other Loan Document (other than evidences and perfection of the Liens) be filed, recorded or enrolled by Royalty Sub with any court or other Governmental Authority in any such jurisdictions or that any stamp, registration or similar Tax be paid by Royalty Sub on or in relation to this Agreement or any of the other Loan Documents (other than the filing of the Filing Statements).

          (n) The filing of the Filing Statements and other recordings, if any, required to perfect a Lien in favor of the Administrative Agent in Royalty Sub Rights sold, transferred, conveyed, assigned, contributed and granted on the Closing Date pursuant to the Purchase and Sale Agreement have been or shall have been duly made by the Closing Date, and, subject to the provisions of the Intercreditor Agreement, the Administrative Agent has or shall have the same rights as Quintiles or the Pledgor has or would have with respect to Royalty Sub Rights (if Quintiles or the Pledgor, as the case may be, were still the owner of such Royalty Sub Rights) against Lilly.

          (o) The representations and warranties made by Royalty Sub in any of the other Loan Documents or Transaction Documents to which it is a party are true and accurate as of the date made.

          (p) No material adverse change in the business, condition (financial or otherwise), performance or properties of Royalty Sub has occurred since its date of formation.

          (q) Royalty Sub has filed all tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Royalty Sub has never filed any tax return or report under any name other than its exact legal name.

          (r) No conditions exist at, on or under any property now or previously owned or leased by Royalty Sub which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.

          (s) No step has been taken or is intended by Royalty Sub or, so far as it is aware, any other Person for the winding-up, liquidation, dissolution, administration, merger or consolidation or for the appointment of a receiver or administrator of Royalty Sub or all or any of its assets, and, immediately after the sale, transfer, conveyance, assignment, contribution and granting of the Royalty Sub Rights on the Closing Date, Royalty Sub will not be rendered insolvent or be unable to pay its debts as they mature or be left with unreasonably small capital.

     SECTION 6.2. Representations and Warranties of Royalty Sub, the Pledgor and Quintiles. Each of Royalty Sub, the Pledgor and Quintiles, jointly and severally, represents and warrants to each Secured Party as follows:

          (a) This Agreement has been duly authorized, executed and delivered by the Pledgor and Quintiles and constitutes the valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors' rights) enforceable obligations of the Pledgor and Quintiles.

          (b) The Pledgor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (c) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by Quintiles or the Pledgor of this Agreement or the transactions contemplated hereby other than, in the case of Quintiles, such filings as shall have been made prior to the date of this Agreement and such filings required to be made after the date of this Agreement under Applicable Laws.

          (d) During the twelve-consecutive-month period prior to the Effective Date and prior to the date of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan. None of Royalty Sub, Pledgor or Quintiles, nor any ERISA Affiliate, has ever maintained a Pension Plan that is or was subject to Title IV of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Quintiles, the Pledgor, Royalty Sub or any member of the Controlled Group of any material liability, fine or penalty. Except as described in Quintiles' filings with the Securities and Exchange Commission, none of Quintiles, the Pledgor, Royalty Sub or any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA. The execution and delivery of this Agreement and the making of the Loans hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Sections 4975(c)(1)(A)-(D) of the Code.

          (e) None of Royalty Sub, the Pledgor or Quintiles has any reason to believe that the Product sales forecast projections included in the Independent Consultant's Report (i) are not based upon assumptions (as they are described in the Independent Consultant's Report) that Royalty Sub, the Pledgor or Quintiles reasonably believes in good faith to be consistent in all material respects with the operation of the Co-Promotion Agreement and
     (ii) are not reasonable, taking into account such assumptions. The Administrative Agent acknowledges, however, that none of Quintiles, the Pledgor or Royalty Sub participated in the preparation of the Independent Consultant's Report or analyzed the methodology applied in reaching the conclusions set forth therein.

          (f) Each of the representations and warranties made by Royalty Sub in the other Transaction Documents, by Quintiles and the Pledgor in Section 5 of the Purchase and Sale Agreement and by the Pledgor in Section 4.1 of the First Lien Pledge and Security Agreement, is hereby incorporated herein by reference as if fully set forth herein and given for the benefit of the Secured Parties.

          (g) None of the factual information (except for the sales forecast projections and related financial model provided to the Secured Parties and prepared by the Independent Consultant) heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transaction) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

          (h) No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

          (i) Section 9.9 of the Purchase and Sale Agreement is enforceable to govern any Liquidated Damages Event that may occur.

                                   ARTICLE VII
                                    COVENANTS

     SECTION 7.1. Affirmative Covenants. Royalty Sub agrees with each Lender and the Administrative Agent that until the Termination Date has occurred, Royalty Sub will perform or cause to be performed the obligations set forth below.

     SECTION 7.1.1. Financial Information, Reports, Notices, etc.

          (a) Royalty Sub will furnish to the Administrative Agent for the benefit of the Secured Parties, within 60 days after the end of each Fiscal Year, a certificate, in form and substance satisfactory to the Administrative Agent, from an Authorized Officer of Royalty Sub as to his or her knowledge of Royalty Sub's compliance with all of its obligations under this Agreement.

          (b) Royalty Sub shall deliver written notice to the Administrative Agent of the occurrence of (i) any Default or Event of Default and (ii) any of the events described in Section 6.4(e) of the Purchase and Sale Agreement promptly and in any event within five Business Days of any officer of Royalty Sub becoming aware of such Default, Event of Default, event or situation.

          (c) (i) To the extent not prohibited by obligations of confidentiality between Quintiles and Lilly, Royalty Sub shall promptly (but in no event more than five Business Days following its receipt thereof) provide to Servicer and the Administrative Agent for the benefit of the Secured Parties copies of any correspondence and (ii) Royalty Sub shall promptly (but in no event more than five Business Days following its receipt thereof) provide to Servicer and the Administrative Agent for the benefit of the Secured Parties copies of any notices (A) in the case of each of clause (i) and clause (ii), between Quintiles and Lilly with respect to the Co-Promotion Agreement, including quarterly net sales reports under Section
     5.10 of the Co-Promotion Agreement, if such correspondence or notices relate to or could reasonably be expected to affect the Royalty Sub Rights or (B) from Quintiles or the Pledgor pursuant to Section 6.1(j), 6.1(m) or
     6.4 of the Purchase and Sale Agreement.

          (d) Promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto.

          (e) Royalty Sub shall furnish to the Administrative Agent a copy of each opinion of counsel furnished to the Trustee pursuant to Section 5.2(d) of the Indenture, upon which opinion the Administrative Agent and the Lenders shall be permitted to rely, which opinion shall state whether there are any actions to be taken, including any financing statements to be filed in any office, within the period of 12 full consecutive calendar months following the date of such opinion in order to continue the perfection of the security interests granted under the Loan Documents or the Transaction Documents.

          (f) Royalty Sub will provide such other financial and other information as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 7.1.2. Maintenance of Existence; Compliance with Contracts, Laws, etc. Royalty Sub will preserve and maintain its legal existence, perform its obligations under material agreements to which Royalty Sub is a party, and comply with all Applicable Laws and orders, including the payment (before the same become delinquent) of all Taxes, imposed upon Royalty Sub or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of Royalty Sub.

     SECTION 7.1.3. Books and Records. Royalty Sub will keep books and records which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to Royalty Sub, to discuss Royalty Sub's financial matters with its representatives and to examine (and photocopy extracts from) any of its books and records. Royalty Sub will maintain its register of shareholders at all times in the Cayman Islands.

     SECTION 7.1.4. Use of Proceeds. Royalty Sub will apply the proceeds of the Loans as follows:

          (a) to finance, in part, the Acquisition; and

          (b) to pay fees and expenses incurred in connection with the Acquisition and the Transaction.

     SECTION 7.1.5. Further Assurances. Upon reasonable request of the Administrative Agent, each of Royalty Sub and the Pledgor shall execute and deliver such further instruments and take such further actions as may be reasonably necessary or proper to carry out more effectively the transactions contemplated by this Agreement.

     SECTION 7.2. Other Covenants. Royalty Sub covenants and agrees with each Lender and the Administrative Agent that until the Termination Date has occurred, Royalty Sub will perform or cause to be performed the obligations set forth below:

          (a) Except as expressly permitted by any Loan Document, Royalty Sub shall not take any action, whether orally or in writing, which would amend, waive, modify, supplement, restate or cancel, terminate, discharge or prejudice the validity or effectiveness of, any Loan Document or the Hedge Agreement, or permit any party to any such document to be released from such obligations. In addition, Royalty Sub will not consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in any of, or take any action, whether orally or in writing, to discharge or prejudice the validity or effectiveness of, (i) any Second Lien Note Documents except as provided in the Intercreditor Agreement or, if not provided for therein, as otherwise permitted by such Second Lien Note Document or (ii) any Acquisition Document.

          (b) Royalty Sub shall not, directly or indirectly, (i) declare or pay any dividend, distribution or other Restricted Payment other than as expressly permitted in this Agreement, the Indenture or the Intercreditor Agreement, (ii) make any voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of Royalty Sub other than as expressly permitted in this Agreement, the Indenture or the Intercreditor Agreement or (iii) make any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, shares, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other Investment in such Person (other than Eligible Investments expressly permitted by the terms of the Intercreditor Agreement or as permitted under clause (f) of
     Section 7.2).

          (c) Royalty Sub shall not (and shall not consent to Quintiles or the Pledgor taking any action that would) incur or suffer to exist any Lien over or with respect to any of Royalty Sub's assets, other than (i) Liens securing the Obligations, (ii) Liens securing the obligations under the Second Lien Note Documents (subject to the terms of the Intercreditor Agreement) and (iii) any other Permitted Lien.

          (d) Royalty Sub shall not (i) incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment or performance of, contingently or otherwise, whether present or future (in any such case, to "Incur"), Indebtedness or other similar monetary obligations; provided, however, that Royalty Sub may Incur Indebtedness in respect of (x) the Obligations or any Refinancing thereof (as defined in the Intercreditor Agreement), (y) the Second Lien Notes in an aggregate principal amount not to exceed $125,000,000 or any Refinancing thereof (as defined in the Intercreditor Agreement) and (z) the Class B Notes (provided that in the case of clause (z), (A) the net proceeds from the issuance of such Class B Notes are deposited in the Repayment/Redemption Account to the extent required to voluntarily prepay the Loans (or a portion thereof) and the other Obligations pursuant to clause (a) of Section 3.1.1 and distributed as provided in the Intercreditor Agreement and (B) such Class B Notes constitute Indebtedness of Royalty Sub subordinated in right of payment to the Obligations on subordination terms reasonably satisfactory to the Administrative Agent and are issued pursuant to the Indenture) or (ii) make any payment or prepayment of principal of, or premium or interest or other amounts on, or redeem, retire, purchase, defease or otherwise acquire, or make any deposit (including the payment of amounts into a sinking fund or other similar fund) with respect to, any Indebtedness which would violate the terms of this Agreement, the Indenture or the Intercreditor Agreement.

          (e) Royalty Sub shall not liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), or sell, convey, transfer, lease or otherwise dispose of Royalty Sub Rights or all or any material portion of its other property and assets to, any other Person, or permit any other Person to merge with or into, or consolidate or otherwise combine with, Royalty Sub.

          (f) Royalty Sub shall not, directly or indirectly, issue, deliver or sell, or consent to issue, deliver or sell, any actual, contingent, future or executory membership interests, beneficial interests, share capital or other equity or ownership interests or other Capital Securities (however designated, whether voting or non-voting), except for any additional Capital Securities of Royalty Sub issued to the Pledgor, provided that such additional Capital Securities are pledged to the Administrative Agent pursuant to the First Lien Pledge and Security Agreement and to the Trustee pursuant to the Second Lien Pledge and Security Agreement, and provided further that Royalty Sub shall not accept any capital contributions or other Investments from Quintiles or the Pledgor after the Closing Date except for contributions permitted by the Intercreditor Agreement.

          (g) Except as otherwise provided in the Memorandum of Association and the Articles of Association of Royalty Sub, as amended, restated, supplemented or otherwise modified from time to time in accordance with clause (a), Royalty Sub shall not engage in any business or activity other than purchasing, holding and pledging Royalty Sub Rights, collecting Royalty Sub Payments (as defined in the Indenture), incurring the Indebtedness and other obligations under the Second Lien Note Documents, entering into the Hedge Agreement, if any, on the Closing Date and remaining an Obligor under the Loan Documents and a party to the Transaction Documents.

          (h) Royalty Sub shall not, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of Royalty Sub, except for the Acquisition Documents as in effect on the date hereof.

          (i) Royalty Sub shall not take any action to become subject to a Voluntary Bankruptcy or Involuntary Bankruptcy. Royalty Sub shall provide promptly to the Administrative Agent written notice of the institution of any proceeding by or against Royalty Sub seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, Administrative Agent or other similar official for it or for any substantial part of its property. Royalty Sub shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its Organic Documents in a manner that would adversely affect (x) the rights, remedies, privileges or preferences of any Secured Party or (y) the Collateral (including the Royalty Sub Rights).

          (j) Royalty Sub shall duly and punctually pay the principal, premium, if any, and interest on the Loans, and all other Obligations, in accordance with the terms of this Agreement and the other Loan Documents; provided that, except in the case of the Stated Maturity Date or a Mandatory Repayment Date, Royalty Sub shall be in compliance with this covenant if it pays in full by the next succeeding Payment Date or Mandatory

     Repayment Date any interest on the Loans that became due and was not paid on any Payment Date (including interest thereon).

          (k) Royalty Sub shall not employ any employees other than as required by any provisions of local law; provided that the Service Providers and the directors and officers of Royalty Sub shall not be deemed to be employees for purposes of this clause (k).

          (l) Royalty Sub will not enter into any agreement prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or (ii) the ability of any Obligor to amend or otherwise modify any Loan Document. The foregoing prohibitions shall not apply to restrictions contained in any Loan Document or any Second Lien Note Document.

          (m) Royalty Sub shall at all times enforce its rights under the Purchase and Sale Agreement and the Servicing Agreement in a commercially reasonable manner.

          (n) Royalty Sub shall record any charge created by it in its register of mortgages and charges pursuant to Section 56 Companies Law (2004 Revision) and make such register open to inspection by its members and the Secured Parties.

          (o) Royalty Sub shall maintain its existence separate and distinct from any other Person in all material respects, including taking the following actions as appropriate:

               (i) maintaining in full effect its existence, rights and franchises as an exempted company incorporated with limited liability under the laws of the Cayman Islands and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement and each other Loan Document and each other instrument or agreement necessary or appropriate to properly administer this Agreement and each other Loan Document and permit and effectuate the transactions contemplated hereby and thereby;

               (ii) maintaining its own deposit accounts, separate from those of the Pledgor, Quintiles, any of its directors or officers and their respective Affiliates;

               (iii) conducting no material transactions between Royalty Sub and any of its Affiliates, other than entering into the Acquisition Documents;

               (iv) allocating fairly and reasonably the cost of any shared overhead expenses, including office space with the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates;

               (v) conducting its affairs separately from those of the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates (other than Royalty Sub) and maintaining accurate and separate books, records and accounts and financial statements, including in connection with the purchase of

          Royalty Sub Rights from the Pledgor; it being agreed that performance under the Loan Documents will not result in Royalty Sub's contravening this clause (v);

               (vi) acting solely in its own name and not that of any other Person, including the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates, and at all times use its own stationery, invoices and checks separate from those of the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates;

               (vii) not holding itself out as having agreed to pay or Guarantee, or as otherwise being liable for, the obligations of the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates;

               (viii) insuring that any financial reports prepared by Royalty Sub disclose the effects of the true sale of Royalty Sub Rights by the Pledgor and any of its Affiliates in compliance with GAAP;

               (ix) maintaining all of its assets in its own name and not commingling its assets with those of any other Person except as required under the Intercreditor Agreement or any other Loan Document;

               (x) paying its own operating expenses and other liabilities out of its own funds;

               (xi) holding regular meetings of its directors, as appropriate, and observing all formalities required by the Organic Documents of Royalty Sub;

               (xii) maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

               (xiii) not acquiring obligations of its shareholders, the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates;

               (xiv) holding itself out to the public as a legal entity separate and distinct from any other Person, including Quintiles or the Pledgor or any Affiliate of Quintiles or the Pledgor (other than Royalty Sub);

               (xv) correcting any known misunderstanding regarding its separate identity;

               (xvi) not forming, acquiring or holding any Subsidiaries or other interests in the Capital Securities of any Person; and

               (xvii) not sharing any common logo with or identifying itself as a department or division of the Pledgor, Quintiles, any of its directors or officers or any of their respective Affiliates.

     SECTION 7.3. Covenants of Pledgor. Each of the covenants made by the Pledgor in Sections 6.1 and 6.2 of the Purchase and Sale Agreement and by the Pledgor in Article VI of the First Lien Pledge and Security Agreement, is hereby incorporated herein by reference as if fully set forth herein and given for the benefit of the Secured Parties. In furtherance of the foregoing, the Pledgor will cause Royalty Sub to comply with the terms and provisions of this Agreement and the other Loan Documents and the Acquisition Documents.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default":

          (a) failure by Royalty Sub to pay the interest on the Loans due on any Payment Date (other than the Stated Maturity Date or a Mandatory Repayment
     Date) in full by the next succeeding Payment Date, together with interest on any interest not paid on the Payment Date on which it was originally due;

          (b) failure by Royalty Sub to pay when due principal and accrued and unpaid interest on any Loans on the Stated Maturity Date or a Mandatory Repayment Date;

          (c) failure by Royalty Sub to pay any Obligation (other than principal and interest) when due and payable in connection with the Loan Documents, and the continuance of such default for a period of five Business Days or more after written notice thereof is given to Royalty Sub by the Administrative Agent;

          (d) any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be materially incorrect when made or deemed to have been made;

          (e) a default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration, mandatory repayment or redemption, or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in clause (a), (b) or (c)) of any Obligor having a principal or stated amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, or to exercise remedies in respect of any collateral securing such Indebtedness, prior to its expressed maturity;

          (f) (i) failure by Royalty Sub to comply in any material respect with any of the covenants set forth in clauses (a), (b) or (c) of Section 7.1.1,
     Section 7.1.4 or Section 7.2 (other than clause (j), (n) or (o) thereof), and written notice thereof being given to

     Royalty Sub by the Administrative Agent at the written direction of the Required Lenders; or (ii) failure by any Obligor to comply in any material respect with any of the other covenants, obligations, conditions or provisions binding on it under any Loan Document (other than a payment default for which provision is made in clause (a), (b) or (c) above) if (in the case of this clause (ii) only) such failure continues for a period of 30 days or more after written notice thereof has been given to Royalty Sub by the Administrative Agent at the written direction of the Required Lenders;

          (g) the occurrence of a Voluntary Bankruptcy or an Involuntary Bankruptcy;

          (h) any judgment or order for the payment of money in excess of U.S.$1,000,000 shall be rendered against Royalty Sub and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) there is any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (i) Quintiles or the Pledgor shall have failed to perform in any material respect any of its respective covenants under the Purchase and Sale Agreement; or

          (j) the Pledgor shall have failed to perform in any material respect any of its covenants of the First Lien Pledge and Security Agreement.

     SECTION 8.2. Termination of Commitments. If any Event of Default described in clause (g) of Section 8.1 with respect to Royalty Sub shall occur, the Commitments (if not theretofore terminated) shall automatically terminate. If any Event of Default (other than any Event of Default described in clause (g) of Section 8.1) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to Royalty Sub declare all or any portion of the Commitments (if not theretofore terminated) to be terminated, whereupon the Commitments shall terminate.

     SECTION 8.3. Remedies.

     SECTION 8.3.1. Remedies. Upon the occurrence and continuation of an Event of Default, neither the Administrative Agent nor any other Secured Party shall have the right to accelerate the outstanding principal amount of the Loans. Subject to the provisions of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, the Administrative Agent may at all times pursue any available remedy against any Obligor by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Loans and other Obligations or to enforce the performance of any provision of the Loan Documents to the fullest extent permitted by law.

     (a) The Administrative Agent may obtain the appointment of a receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Agreement or any other Loan Document, and it may assent to or approve any application to any court of competent jurisdiction and shall be indemnified by Royalty Sub against all costs, charges and expenses incurred by in relation to any such application or proceedings.

     (b) The Administrative Agent may, without notice to Royalty Sub and at such time as the Administrative Agent in its sole discretion may determine, exercise any or all of Royalty Sub's rights in, to and under or in any way connected with or related to any or all of the Collateral, including (i) demanding and enforcing payment and performance of, and exercising any or all of Royalty Sub's rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Collateral (including the Royalty Sub Rights and Royalty Sub's rights under the Purchase and Sale Agreement), in each case by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, Royalty Sub Rights and otherwise under the Transaction Documents and (iii) preparing, filing and signing the name of Royalty Sub on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Collateral (including Royalty Sub Rights) and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Collateral (including Royalty Sub Rights).

     (c) The Administrative Agent may, without notice except as specified herein, sell or cause the sale of all or any part of the Collateral in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable, provided that, so long as the Co-Promotion Agreement has not been terminated, the Administrative Agent shall make any such sale only to Quintiles, Lilly, Royalty Sub or one of their respective Affiliates, or to a Person that (i) has provided a confidentiality agreement to Royalty Sub (whether in the form of Exhibit H, in the form to be signed by Permitted Holders (as defined in the Indenture) (in either case with the necessary changes being made to reflect identity of the parties and the nature of the transaction) or in a form otherwise satisfactory to Royalty Sub) and (ii) has represented and warranted that such Person and each Affiliate thereof is not in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products. Royalty Sub agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Royalty Sub of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of all or any part of the Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (d) The Administrative Agent may, instead of exercising the power of sale conferred upon it by clause (c), proceed by a suit or suits at law or in equity to foreclose the Lien and sell all or any portion of the Collateral under a judgment or a decree of a court or courts of competent jurisdiction, provided that, so long as the Co-Promotion Agreement has not been terminated, the Administrative Agent shall make any such foreclosure sale only to Quintiles, Lilly, Royalty Sub or one of their Affiliates or to a Person that (i) has provided a confidentiality agreement to Royalty Sub (whether in the form of Exhibit H, in the form to be signed by Permitted Holders (as defined in the Indenture) (in either case with the necessary changes being made to reflect identity of the parties and the nature of the transaction) or in a form otherwise satisfactory to Royalty Sub) and (ii) has represented and warranted that such Person and each Affiliate thereof is not in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products.

     (e) The Administrative Agent may require Royalty Sub to, and Royalty Sub hereby agrees that it shall at its expense and upon request of the Administrative Agent, forthwith assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties.

     (f) In addition to the rights and remedies provided for in this Indenture, the Administrative Agent may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected property included in the Collateral) and under all other applicable laws; provided that, so long as the Co-Promotion Agreement has not been terminated, the Administrative Agent shall cause any sale of the Collateral to be made only to Quintiles, Lilly, Royalty Sub or one of their respective Affiliates, or to a Person that (i) has provided a confidentiality agreement to Royalty Sub (whether in the form of Exhibit H, in the form to be signed by Permitted Holders (as defined in the Indenture) (in either case with the necessary changes being made to reflect identity of the parties and the nature of the transaction) or in a form otherwise satisfactory to Royalty Sub) and (ii) has represented and warranted that such Person and each Affiliate thereof is not in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products.

     SECTION 8.3.2. Restoration of Royalty Sub Rights and Remedies. If the Administrative Agent or any other Secured Party has instituted any proceeding to enforce any right or remedy under this Agreement or any other Loan Document, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Administrative Agent or such other Secured Party, then in every such case Royalty Sub, the Administrative Agent and the other Secured Parties shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Administrative Agent and the other Secured Parties shall continue as though no such proceeding had been instituted.

     SECTION 8.3.3. Remedies Cumulative. Each and every right, power and remedy herein given to the Administrative Agent specifically or otherwise shall be cumulative and shall, to the extent permitted by law, be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Administrative Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Administrative Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of Royalty Sub or to be an acquiescence.

     SECTION 8.3.4. Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Administrative Agent shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Agreement or any other Loan Document, and the parties hereby waive any such requirement to the greatest extent permitted by law.

     SECTION 8.3.5. Administrative Agent May File Proofs of Claim. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of any Secured Party allowed in any judicial proceedings relating to any Obligor or the Collateral. Upon the occurrence of an event that, given the passage of time, would constitute an Involuntary Bankruptcy, Royalty Sub hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such time period to preserve, protect and defend their rights under the Loan Documents.

     SECTION 8.3.6. Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be deposited in the Collection Account and distributed as provided in the Intercreditor Agreement.

     SECTION 8.3.7. Waivers of Royalty Sub Rights Inhibiting Enforcement. Royalty Sub waives (a) any claim that, as to any part of the Collateral, a public sale, should the Administrative Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such part of the Collateral, (b) the right to assert in any action or proceeding between it and the Administrative Agent offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Loan Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT ROYALTY SUB WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE U.S. OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE ADMINISTRATIVE AGENT'S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (e) except as otherwise provided in any of the Loan Documents, all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable law, and Royalty Sub, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.

                                   ARTICLE IX
                                   THE AGENTS

     SECTION 9.1. Actions. Each Lender hereby appoints MS as its Administrative Agent and Syndication Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on assets disposed of in accordance with the terms of the Loan Documents). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agents in any way relating to or arising out of any Loan Document (including attorneys' fees), and as to which such Agent is not reimbursed by Royalty Sub; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent's gross negligence or willful misconduct. No Agents shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent shall be or become, in the Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to Royalty Sub a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and Royalty Sub severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to Royalty Sub to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of Royalty Sub) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

     SECTION 9.3. Exculpation. None of the Agents nor any of their respective directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to Royalty Sub and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender that has executed and delivered a Confidentiality Agreement as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000, and shall have executed and delivered a Confidentiality Agreement; provided that if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit. The Syndication Agent may resign as such at any time upon at least 10 days' prior notice to Royalty Sub, all Lenders and the other Agents.

     SECTION 9.5. Loans by MS. MS shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. MS and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Royalty Sub or any Subsidiary or Affiliate of Royalty Sub as if MS were not an Agent hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of Royalty Sub, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

     SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender that has executed and delivered a Confidentiality Agreement of each notice or request required or permitted to be given to the Administrative Agent by Royalty Sub pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by Royalty Sub) and each other notice received from Quintiles or Lilly relating to the Transaction. The Administrative Agent will distribute to each such Lender each document or instrument received for its account (including each Distribution Report received by the Administrative Agent for the benefit of such Lenders) and copies of all other communications received by the Administrative Agent from Royalty Sub for distribution to such Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

     SECTION 9.8. Reliance by Administrative Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by any Agent. As to any matters not expressly provided for by the Loan Documents, the Agents shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

     SECTION 9.9. Defaults. The Agents shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or Royalty Sub specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. Subject to the provisions of the Intercreditor Agreement, the Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Royalty Sub and the Required Lenders; provided that no such amendment, modification or waiver shall:

          (a) modify this Section or change or waive any provision of Section
     4.7 or 4.8 requiring pro rata treatment of the Lenders, or the sharing of payments by all Lenders, in each case, without the consent of all Lenders;

          (b) increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments, extend the final Commitment Termination Date of Loans made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender's Loan, in each case without the consent of such Lender;

          (c) reduce (by way of forgiveness) the principal amount of or reduce the rate of interest on any Lender's Loan, reduce any fees described in
     Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender's Loans, in each case without the consent of such Lender (provided that the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2);

          (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

          (e) except as otherwise expressly provided in a Loan Document, release Royalty Sub from its Obligations under the Loan Documents or the Pledgor from its obligations under the First Lien Pledge and Security Agreement or all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;

          (f) change Section 3 of the Intercreditor Agreement without the consent of all Lenders; or

          (g) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), unless consented to by the Administrative Agent.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices; Time. All notices and other communications provided under each Loan Document shall be in writing (or by facsimile) and addressed, delivered or transmitted, if to Royalty Sub, the Administrative Agent or a Lender to the applicable Person at its address or facsimile number set forth below each party's signature to this Agreement or set forth on Schedule I hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lenders, such as information as provided in Section 7.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile or other electronic communication shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

     SECTION 10.3. Payment of Costs and Expenses. Royalty Sub agrees to pay all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP, counsel to the Administrative Agent and of local counsel, if any, who may be retained by or on behalf of the Administrative Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

          (b) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Effective Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

          (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

Royalty Sub further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Loans or the issuance of the Notes. Royalty Sub also agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to the Administrative Agent) incurred by the Administrative Agent, and to reimburse the reasonable attorneys' fees and legal expenses of counsel to each Lender that, together with its Affiliates, holds more than 35% of the Total Exposure Amount, in each case in connection with (x) activities by the Administrative Agent and each such counsel during the continuance of an Event of Default, (y) the negotiation of any restructuring or "work-out" with Royalty Sub, whether or not consummated, of any Obligations and (z) the enforcement of any Obligations.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, Royalty Sub hereby indemnifies and holds each Secured Party and each of their respective officers, directors, employees, agents, trustees and advisors (collectively, the "Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith

(irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including all Indemnified Liabilities arising in connection with the Transaction;

          (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of Royalty Sub as the result of any determination by the Required Lenders pursuant to Article V not to fund any Loan, provided that any such action is resolved in favor of such Indemnified Party);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto; or

          (d) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of Royalty Sub under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

     SECTION 10.6. Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of Royalty Sub, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

     SECTION 10.9. Governing Law; Entire Agreement. EACH LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that Royalty Sub may not assign or transfer its rights or obligations hereunder without the consent of all Lenders.

     SECTION 10.11. Sale and Transfer of Loans; Participations in Loans; Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with the terms set forth below.

     (a) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:

          (i) except in the case of (A) an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and shall be in increments of

     $1,000,000 (unless the entire amount of Loans or Commitments of such assigning Lender is being assigned), unless the Administrative Agent otherwise consents;

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause (a) (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

          (iii) the parties to each assignment shall (A) either (1) electronically execute and deliver to the Administrative Agent a Lender Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (2) execute and deliver to the Administrative Agent a Lender Assignment Agreement and (B) (in the case of the Eligible Assignee) (1) execute and deliver a Confidentiality Agreement to the Administrative Agent (to the extent not previously provided by such Lender or one of its Affiliates) and
     (2) if the Eligible Assignee is not already a Lender, provide to the Administrative Agent administrative details with respect to such Eligible Assignee and applicable tax forms.

     (b) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall (if not already a Lender) be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender thereunder shall (subject to Section 10.5) be released from its obligations under the Loan Documents, to the extent of the interest assigned by such Lender Assignment Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto, but shall (as to matters arising prior to the effectiveness of the Lender Assignment Agreement) continue to be entitled to the benefits of any provisions of the Loan Documents which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the terms of this Section shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d).

     (c) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section
2.5. The Register shall be available for inspection by Royalty Sub and any Lender, at any reasonable time upon reasonable prior notice to the Administrative Agent.

     (d) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than individuals) (a "Participant") in all or a portion of such Lender's rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Royalty Sub, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents and (iv) such Lender shall not be permitted to provide Confidential Information to its Participant unless (A) such Participant executes and delivers to the Administrative Agent a Confidentiality Agreement or (B) the provision of Confidential Information is otherwise permitted under the terms of such Lender's Confidentiality Agreement. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (a) through (d) or clause (g) of Section
10.1 with respect to Obligations participated in by that Participant. Subject to clause (e), Royalty Sub agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Royalty Sub's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless Royalty Sub is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Royalty Sub, to comply with the requirements set forth in Section 4.6 as though it were a Lender. In addition, if at the time of the sale of such participation, any greater Taxes subject to payment under Section 4.6 would apply to the Participant than applied to the applicable Lender, then such Participant shall not be entitled to any payment under Section 4.6 with respect to the portion of such Taxes as exceeds the Taxes applicable to the Lender at the time of the sale of the participation unless the Participant's request for Royalty Sub's prior written consent for the Participation described in the first sentence of this clause states that such greater Taxes would be applicable to such Participant. Any Lender may at any time pledge or assign a Lien in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a Lien shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with Royalty Sub or any of its Affiliates in which Royalty Sub or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE PLEDGOR OR ROYALTY SUB IN

CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PLEDGOR AND ROYALTY SUB IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESSES FOR NOTICES SPECIFIED IN SECTION 10.2. EACH OF THE PARTIES HERETO HAS IRREVOCABLY DESIGNATED, APPOINTED AND EMPOWERED THE RESPECTIVE PERSONS NAMED IN EXHIBIT I AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND ITS PROPERTIES, ASSETS AND REVENUES, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING BROUGHT AGAINST SUCH PARTY IN ANY UNITED STATES OR STATE COURT ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PLEDGOR AND ROYALTY SUB HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PLEDGOR AND ROYALTY SUB HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THEMSELVES OR THEIR PROPERTY, THE PLEDGOR AND ROYALTY SUB HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS.

     SECTION 10.14. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER, THE PLEDGOR AND ROYALTY SUB HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, SUCH LENDER, THE PLEDGOR OR ROYALTY SUB IN CONNECTION THEREWITH. THE PLEDGOR AND ROYALTY SUB ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH THEY ARE A PARTY) AND THAT THIS PROVISION IS A MATERIAL

INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS.

     SECTION 10.15. Immunity; Judgment Currency. (a) To the extent any Obligor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), each Obligor irrevocably agrees with respect to any matter arising under this Agreement and each other Loan Document for the benefit of the Secured Parties not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

     (b) If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder to any Secured Party from Dollars into another currency, each Obligor hereby agrees, and each Secured Party agrees, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Secured Party could purchase Dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day immediately preceding the day on which final judgment is given.

     (c) The obligation of any Obligor in respect of any sum payable by it to a Secured Party shall, notwithstanding any judgment or order in a currency other than Dollars (the "Judgment Currency"), be discharged only to the extent that, on the Business Day immediately following receipt by such Secured Party of such security of any sum adjudged to be so due in the Judgment Currency, such Secured Party may in accordance with normal banking procedures purchase Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such Secured Party in the Judgment Currency (determined in the manner set forth in clause (b) above), each Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss, and, if the amount of Dollars so purchased exceeds the sum originally due to such Secured Party, such Secured Party agrees to remit to such Obligor such excess, provided that such Secured Party shall have no obligation to remit any such excess as long as such Obligor shall have failed to pay to such Secured Party any obligations due and payable to such Secured Party under any Loan Document, in which case such excess may be applied to such obligations of such Obligor in accordance with the terms thereof. The foregoing indemnity shall constitute a separate and independent obligation of each Obligor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

     SECTION 10.16. Limited Recourse. Each of the parties hereto accepts that the enforceability against Royalty Sub of the obligations of Royalty Sub hereunder shall be limited to the assets of Royalty Sub, whether tangible or intangible, real or personal (including the Collateral) and the proceeds thereof. Once all such assets have been realized upon and such assets (and proceeds thereof) have been applied in accordance with Section 3 of the Intercreditor Agreement, any outstanding obligations of Royalty Sub shall be extinguished. Each of the parties hereto further agrees that it shall take no action against any employee, director, principal, agent, officer or administrator of Royalty Sub or the Administrative Agent in relation to this

Agreement; provided that nothing herein shall limit Royalty Sub (or its permitted successors or assigns, including any party hereto that becomes such a successor or assign) from pursuing claims, if any, against any such Person. The foregoing provisions of this Section 10.16 shall not in any way limit, impair or otherwise affect any rights of Administrative Agent or any Lender to proceed against any Person (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such Person and (b) for the receipt of any distributions or payment to which Royalty Sub or any successor in interest is entitled, other than distributions expressly permitted pursuant to this Agreement and the Intercreditor Agreement. The provisions of this Section
10.16 shall survive termination of this Agreement.

     SECTION 10.17. Patriot Act. Each of the Lenders, the Administrative Agent and the Lead Arranger hereby notifies Royalty Sub that pursuant to the requirements of the U.S.A. Patriot Act, it is required to obtain, verify and record information that identifies Royalty Sub, the Pledgor and certain of their Affiliates, which information includes the name and address of the Pledgor and Royalty Sub and other information that will allow such Lender, the Agents or the Lead Arrangers, as the case may be, to identify the Pledgor and Royalty Sub in accordance with the U.S.A. Patriot Act.

     SECTION 10.18. Intercreditor Provisions. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document (i) the Liens granted to the Administrative Agent in favor of any of the Secured Parties pursuant to this Agreement and the other Loan Documents, the exercise of any right related to any collateral, and all rights of payment (including rights of setoff and similar rights), shall be subject, in each case, to the terms of the Intercreditor Agreement; and (ii) in the event of any direct conflict between the express terms and provisions of this Agreement and the Intercreditor Agreement or the Intercreditor Agreement and any other Loan Document, in each case, with respect to the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to this Agreement and the other Loan Documents, the exercise of any right related to any collateral, and all rights of payment (including rights of setoff), the Intercreditor Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        DULOXETINE ROYALTY SUB


                                        By: /s/ Santiago M. Estrada
                                            ------------------------------------
                                        Name: Santiago M. Estrada
                                        Title: Vice President and Secretary

                                        Address: c/o Walkers SPV Limited
                                        P.O. Box 908GT, Walker House
                                        Mary Street, George Town, Grand Cayman
                                        Cayman Islands

                                        Facsimile No.: 345-945-4757
                                        Attention: The Director


                                        DULOXETINE HOLDCO ROYALTY SUB


                                        By: /s/ John L. Bradley, Jr.
                                            ------------------------------------
                                        Name: John L. Bradley, Jr.
                                        Title: Vice President

                                        Address: c/o Walkers SPV Limited
                                        P.O. Box 908GT, Walker House
                                        Mary Street, George Town, Grand Cayman
                                        Cayman Islands

                                        Facsimile No.: 345-945-4757
                                        Attention: The Director

                                        QUINTILES TRANSNATIONAL CORP.

                                        (as party hereto with respect to
                                        Sections 5.1, 5.3 and 6.2 only)


                                        By: /s/ John L. Bradley, Jr.
                                            ------------------------------------
                                        Name: John L. Bradley, Jr.
                                        Title: Senior Vice President, Corporate
                                        Development

                                        Address: 4709 Creekstone Drive, Suite
                                        200 Durham, North Carolina 27703

                                        Facsimile No.: 919-998-2759
                                        Attention: John S. Russell, General
                                        Counsel

                                        MORGAN STANLEY SENIOR FUNDING, INC.
                                           as the Administrative Agent, Lead
                                           Arranger and Lender


                                        By: /s/ Eugene F. Martin
                                            ------------------------------------
                                        Name: Eugene F. Martin
                                        Title: Vice President

                                                                      SCHEDULE I

                                  PERCENTAGES;
                                  LIBOR OFFICE;
                                 DOMESTIC OFFICE

                                    NOTICE ADDRESS/                 PERCENTAGES
    NAME OF LENDER             DOMESTIC AND LIBOR OFFICE          LOAN COMMITMENT
---------------------   ---------------------------------------   ---------------
Morgan Stanley Senior   One Pierrepont Plaza
   Funding, Inc.        7th Floor                                       100%
                        300 Cadman Plaza West
                        Brooklyn, NY 11201

                        Documentation
                        Erma Dell'Aquila/Edward Henley
                        Telecopier: 718-754-7249 / 7250
                        E-mail:
                        Erma.Dell'Aquila@morganstanley.com
                        Edward.Henley@morganstanley.com

                        Loan Administration
                        Larry Benison / Adam Hoffman
                        Telecopier: 718-754-7249 / 7250
                        E-mail: Larry.Benison@morganstanley.com
                        Adam.Hoffman@morganstanley.com

                                     ANNEX A
                                  DEFINED TERMS

     "Accounts" means the Collection Account, the Holding Account, any Repayment/Redemption Account, any Escrow Account, any Capital Account and any other account established pursuant to the Intercreditor Agreement.

     "Acquisition" is defined in the first recital.

     "Acquisition Documents" means each of the Purchase and Sale Agreement, the Bill of Sale and the Servicing Agreement.

     "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

     "Affected Lender" is defined in Section 4.6.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or manager of such Person. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

     "Agents" means, collectively, each of the Administrative Agent and the Syndication Agent.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

          (a)  the Base Rate in effect on such day; and

          (b)  the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to Royalty Sub and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

     "Applicable Law" means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

     "Applicable Margin" means at any time, 4.50% in the case of Loans maintained as LIBO Rate Loans and 3.50% in the case of Loans maintained as Base Rate Loans.

     "Approved Fund" means any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

     "Authorized Officer" means, relative to any Obligor, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.

     "Base Rate" means the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (or, if more than one rate is published as the "Prime Rate", then the highest of such rates). The Base Rate will change as of the date of publication in The Wall Street Journal of a "Prime Rate" that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the "Prime Rate", the Administrative Agent shall choose a reasonably comparable index or source to use as the basis for the Base Rate.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Bill of Sale" means, collectively, the Pledgor Bill of Sale and the Royalty Sub Bill of Sale.

     "Board Resolution" means a copy of a resolution certified by an officer of Royalty Sub as having been duly adopted by the board of directors of Royalty Sub and being in full force and effect on the date of such certification.

     "Borrowing" means the Loans made by all Lenders required to make such Loans on the Closing Date and pursuant to the Borrowing Request in accordance with
Section 2.2.

     "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of Royalty Sub, substantially in the form of Exhibit B hereto.

     "Business Day" means (a) any day that is not a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in New York, New York and (b) for purposes of calculating amounts at the London interbank offered rate and related calculations relative to the making, continuing, prepaying or repaying of Indebtedness in respect thereof, any day that is a Business Day described in clause (a) that is also a day on which dealings in U.S. dollars are carried on in the London interbank market.

     "Calculation Date" means, for any Payment Date, the fifth Business Day immediately preceding such Payment Date.

     "Capital Account" is defined in Section 3.1(a) of the Intercreditor Agreement.

     "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Change of Control" means that (i) the power to direct or cause the direction of Quintiles' management and policies, whether possessed through ownership or control of the stock of Quintiles or of a parent entity of Quintiles, by contract or otherwise, is, after July 18, 2002, transferred to, or acquired by, a person or entity (or related persons or entities) who did not possess such power prior to July 18, 2002 or (ii) Quintiles is a party to a merger or similar transaction and is not the surviving entity of such transaction, unless the person or entity (or related persons or entities) possessing, as of July 18, 2002, the power to direct or cause the direction of the management and policies of Quintiles possess such power, immediately after such transaction, with regard to the entity surviving such transaction.

     "Change of Control Event" means either:

          (a) (i) Quintiles experiences (or a successor of Quintiles experiences) a Change of Control at any time during the term of the Co-Promotion Agreement involving a person or entity who is listed in
     Exhibit 10.8 of the Co-Promotion Agreement and (ii)(x) Lilly terminates the Co-Promotion Agreement with respect to such Change of Control or (y) the surviving or new entity as a result of such Change of Control, if not Quintiles, does not agree in writing to assume and perform all of Quintiles' obligations under the Co-Promotion Agreement pursuant to the provisions thereof; or

          (b) Quintiles experiences (or a successor of Quintiles experiences) a Change of Control at any time during the term of the Co-Promotion Agreement involving companies debarred under the United States Generic Drug Enforcement Act of 1992 (21 U.S.C. Section 335a et seq.), as amended from time to time, or a company that cannot certify to Lilly that, to the best of its knowledge, it is in compliance with the provisions of the United States Generic Drug Enforcement Act of 1992 (21 U.S.C. Section 335a et seq.), as amended from time to time, and not using the services of any person or entity debarred under the United States Generic Drug Enforcement Act of 1992 (21 U.S.C. Section 335a et seq.), as amended from time to time, unless, in each case, (i) Quintiles provides to Royalty Sub, the Administrative Agent and the Trustee no later than the time of such

     Change of Control an irrevocable written acknowledgment from Lilly that Lilly will not exercise its right to terminate the Co-Promotion Agreement under Section 10.8 thereof with respect to such Change of Control and (ii) the surviving or new entity as a result of such Change of Control, if not Quintiles, agrees in writing to assume and perform all of Quintiles' obligations under the Co-Promotion Agreement pursuant to the provisions thereof.

     "Class B Notes" means the Class B Notes issued pursuant to Section 2.16 of the Indenture.

     "Closing Date" means the date of the Borrowing hereunder.

     "Closing Date Certificate" means the closing date certificate executed and delivered by an Authorized Officer of Royalty Sub, substantially in the form of Exhibit D hereto.

     "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "Collateral" means, collectively, the "Collateral" as defined in each of the Loan Security Agreement, the First Lien Pledge and Security Agreement, and all other collateral with respect to which the Administrative Agent (or its agent) is granted a Lien to secure the Obligations.

     "Collection Account" is defined in Section 3.1(a) of the Intercreditor Agreement.

     "Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Loans pursuant to Section 2.1.

     "Commitment Amount" means $125,000,000.

     "Commitment Termination Date" means the earlier of (a) October 18, 2005 (immediately after the making of the Loans on such date) and (b) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described above, the Commitments shall terminate automatically and without any further action.

     "Commitment Termination Event" means

          (a) the occurrence of any Event of Default with respect to Royalty Sub described in clause (g) of Section 8.1; or

          (b) the occurrence and continuance of any other Event of Default and the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to Royalty Sub that the Commitments have been terminated.

     "Confidential Information" means any and all information provided by Lilly or Quintiles that is Quintiles Confidential Information or Lilly Confidential Information, respectively, each as defined in the Co-Promotion Agreement.

     "Confidentiality Agreement" means, with respect to any Lender or any of its Affiliates, a confidentiality agreement for the benefit of Royalty Sub provided to the Administrative Agent on or prior to the Closing Date or a confidentiality agreement for the benefit of Royalty Sub provided to the Administrative Agent substantially in the form of Exhibit H.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of Royalty Sub, substantially in the form of Exhibit C hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Royalty Sub, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Co-Promotion Agreement" is defined in the first recital.

     "Default" means any Event of Default or any condition, occurrence, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default; provided that a failure to pay interest on the Loans when such amount becomes due on any Payment Date other than the Stated Maturity Date or a Mandatory Repayment Date shall not constitute a Default; provided further that a failure to pay any such interest not so paid on any such Payment Date in full (with additional interest thereon pursuant to Section 3.2.2) by the next succeeding Payment Date shall be an immediate Event of Default.

     "Discharge of First Lien Obligations" has the meaning set forth in the Intercreditor Agreement.

     "Distribution Report" is defined in the Intercreditor Agreement.

     "Dollar" or the sign "$" means lawful money of the United States.

     "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule I hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and Royalty Sub.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) a commercial bank or other financial institution or (e) any other Person (other than a natural Person, Royalty Sub, any Affiliate of Royalty Sub or any other Person taking direction from, or working in concert with, Royalty Sub or any of Royalty Sub's Affiliates), provided that in each case such Person has executed and delivered a Confidentiality Agreement to the Administrative Agent.

     "Eligible Institution" means any bank organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (a) a long-term unsecured debt rating of at least A2 by Moody's and A by S&P and Fitch or (b) a certificate of deposit rating of at least P-1 by Moody's, A-1 by S&P and F1 by Fitch.

     "Eligible Investments" means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

          (a) direct obligations of, and obligations fully Guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds);

          (b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds; provided, that, at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least P-1 by Moody's, A-1 by S&P and F1 by Fitch or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody's and A by S&P and Fitch;

          (c) corporate or municipal debt obligations (i) having remaining maturities of no more than 365 days or such lesser time as is required for the distribution of funds and having, at the time of the investment or contractual commitment to invest therein, a rating of at least P-1 or A2 by Moody's, A-1 or A by S&P and F1 or A by Fitch or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody's and A by S&P and Fitch;

          (d) investments in money market funds (including funds in respect of which the Administrative Agent, the Trustee or any of their respective Affiliates is investment manager or otherwise) having a rating of at least A2 by Moody's, Am by S&P and A by Fitch; or

          (e) notes or bankers' acceptances (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds) issued by any depositary institution or trust company referred to in clause (b) above;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Administrative Agent or, after the Discharge of First Lien Obligations, the Trustee from Royalty Sub or Servicer as having a contractual right to set off and apply any deposits held, and other indebtedness owing, by Royalty Sub to or for the credit or the account of such depositary institution or trust company, unless such contractual right by its terms expressly excludes all Eligible Investments.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "Equity Interests" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

     "Escrow Account" is defined in Section 3.1(a) of the Intercreditor
Agreement.

     "Event of Default" is defined in Section 8.1.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Exemption Certificate" is defined in clause (e) of Section 4.6.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Filing Agent" is defined in Section 5.7.

     "Filing Statements" is defined in Section 5.7.

     "Final Maturity Date" means, with respect to (a) the Original Class A Notes, October 15, 2013, (b) with respect to any Class B Notes or Refinancing Notes, the date specified in the indenture supplemental to the Indenture providing for their issuance; provided, that the Final Maturity Date with respect to any Class B Notes or Refinancing Notes shall be no earlier than

October 15, 2013, and (c) the Loans, the same meaning as "Stated Maturity Date" as defined in the Agreement.

     "First Lien Pledge and Security Agreement" means the Pledge and Security Agreement executed and delivered by an Authorized Officer of Pledgor, substantially in the form of Exhibit E-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2005 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

     "Fitch" means Fitch, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" means generally accepted accounting principles in effect in the U.S. from time to time.

     "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" when used as a verb has a corresponding meaning.

     "Hazardous Material" means

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

          (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

     "Hedge Agreement" means the interest rate cap agreement between Royalty Sub and the Hedge Provider, having an effective date of the Closing Date.

     "Hedge Payment" means a net payment to the Hedge Provider by Royalty Sub on the Closing Date.

     "Hedge Provider" means Morgan Stanley Capital Services Inc., the counterparty of Royalty Sub under the Hedge Agreement.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

     "Holding Account" is defined in Section 3.1(a) of the Intercreditor Agreement.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person as an account party in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 90 days after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (e) all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, (f) all Guarantees of such Person in respect of any of the foregoing, (g) all monetary obligations of such Person with respect to any interest rate hedge, cap, floor, swap, option or other interest rate hedge agreement entered into after the Closing Date, (h) all Indebtedness (as defined in clauses (a) through (g) of this definition) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (i) all Indebtedness (as defined in clauses (a) through (g) of this definition) of other Persons Guaranteed by such Person.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Indenture" is defined in the second recital.

     "Independent Consultant" means L.E.K. Consulting LLC.

     "Independent Consultant's Report" means the report of the Independent Consultant included in the Private Placement Memorandum as Appendix A.

     "Initial Capital Amount Account" means an account established by or on behalf of Royalty Sub in the Cayman Islands in connection with the initial subscription for 1,000 ordinary shares of Royalty Sub in the amount of U.S.$1,000 and the payment of a transaction fee in the amount of U.S.$1,000.

     "Intercreditor Agreement" means the Intercreditor Agreement, executed and delivered by each Person party thereto, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Interest Period" means, relative to any LIBO Rate Loan, (i) initially, the period beginning on (and including) the Closing Date and ending on (but excluding) the first Payment Date following the Closing Date and (ii) thereafter, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month); provided that

          (a) each Interest Period shall end on a Payment Date; and

          (b) no Interest Period for any Loan may end later than the Stated Maturity Date.

     "Investment" means, relative to any Person,

          (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

          (b) Guarantees in favor of any other Person; and

          (c) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

     "Involuntary Bankruptcy" means, with respect to Royalty Sub or the Pledgor, without the consent or acquiescence of Royalty Sub or the Pledgor, respectively, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against Royalty Sub or the Pledgor, respectively, which petition shall not be dismissed within 60 days, or, without the consent or acquiescence of Royalty Sub or the Pledgor, respectively, the entering of an order appointing a trustee, custodian, receiver or liquidator of Royalty Sub or the Pledgor, respectively, or of all or any substantial part of the property of Royalty Sub or the Pledgor, respectively, which order shall not be dismissed within 60 days.

     "Judgment Currency" is defined in Section 10.15.

     "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit G hereto.

     "Lenders" is defined in the preamble.

     "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

          (a) any Hazardous Material on, in, under or affecting all or any portion of any property of Royalty Sub, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from Royalty Sub's or any of its predecessors' properties;

          (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in clause (r) of Section 6.1 (without regard to any qualifications or exceptions with respect to knowledge or materiality contained or referred to therein);

          (c) any violation or claim of violation by Royalty Sub or any of its Subsidiaries of any Environmental Laws; or

          (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by Royalty Sub or any of its Subsidiaries, or in connection with any property owned or formerly owned by Royalty Sub or any of its Subsidiaries.

     "LIBO Rate" means a rate of interest equal to the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBO Rate Loan and for a period equal to the relevant Interest Period are offered in the London interbank eurodollar market at 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or, if such rate is not so displayed, such other comparable nationally available source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBO Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                  LIBO Rate      =            LIBO Rate
                                   -------------------------------
              (Reserve Adjusted)   1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

     "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule I hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to Royalty Sub and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale, any sale with recourse against Royalty Sub or any agreement to give any security interest.

     "Lilly" is defined in the first recital.

     "Liquidated Damages Event" means that Quintiles has breached (i) Section 6.2(c), Section 6.2(d) or Section 6.2(e) of the Purchase and Sale Agreement or
(ii) any other covenant in the Purchase and Sale Agreement, but only to the extent for purposes of this clause (ii) that the actions or inactions giving rise to such breach result in (x) a termination of the Co-Promotion Agreement pursuant to the terms of the Co-Promotion Agreement or (y) the failure of Lilly to make any Royalty Sub Payments required by the Co-Promotion Agreement pursuant to the terms of the Co-Promotion Agreement for a period of at least six months, unless Quintiles is in good faith taking appropriate action to contest Lilly's failure to make such payments under the Co-Promotion Agreement.

     "Loan" is defined in Section 2.1.

     "Loan Documents" means, collectively, this Agreement, the Intercreditor Agreement, the Notes, the Loan Security Agreement, the First Lien Pledge and Security Agreement, any deposit or securities account contract agreement with respect to the Accounts, the account control agreement dated as of October 18, 2005, among Royalty Sub, Servicer, the Administrative Agent, the Trustee and U.S. Bank National Association, as custodian thereunder (as amended or otherwise modified from time to time), each other agreement pursuant to which the Administrative Agent (or its agent) is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein (but not including any Transaction Document).

     "Loan Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of Royalty Sub, substantially in the form of Exhibit E-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Mandatory Repayment Date" is defined in Section 3.1.1.

     "Material Adverse Effect" means a material adverse effect on (i) the ability of Quintiles, the Pledgor or Servicer, as the case may be, to perform its obligations under any of the Transaction Documents or the Co-Promotion Agreement, in each case to which it is a party, (ii) the validity or enforceability of the Co-Promotion Agreement or the rights or remedies of Royalty Sub under the Co-Promotion Agreement or (iii) the Royalty Sub Rights or the ability of Royalty Sub to perform any of its obligations under the Notes, the Agreement, the Loan Security Agreement and the Indenture.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "MS" is defined in the preamble.

     "Non-Excluded Taxes" means any Taxes other than net income and franchise Taxes imposed with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

     "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

     "Note" means a promissory note of Royalty Sub payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of Royalty Sub to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of Royalty Sub and each other Obligor arising under or in connection with a Loan Document, and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in clause (g) of Section 8.1, whether or not allowed in such proceeding) on the Loans.

     "Obligor" means, as the context may require, Royalty Sub and each other Person (other than Quintiles or a Secured Party) obligated under any Loan Document.

     "Operating Bank" means U.S. Bank National Association or any other Eligible Institution consented to by the Collection Agent at which the Accounts are held; provided, that if at any time the Operating Bank ceases to be an Eligible Institution, a successor shall be appointed by Servicer on behalf of the Collection Agent and all Accounts shall thereafter be transferred to and be maintained at such successor in the name of the Collection Agent and such successor shall thereafter be the "Operating Bank".

     "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's Capital Securities.

     "Original Class A Notes" means the Duloxetine PhaRMA(SM) Second Lien 13% Notes due 2013 of Royalty Sub in the initial outstanding principal balance of U.S.$125,000,000, substantially in the form of Exhibit A to the Indenture.

     "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

     "Participant" is defined in Section 10.11.

     "Payment Date" means each January 15, April 15, July 15 and October 15, commencing on January 15, 2006 and including the Final Maturity Date; provided, that, if any such date would otherwise fall on a day that is not a Business Day, the Payment Date falling on such date shall be the first following day that is a Business Day; provided, further, that, if any such following Business Day would occur in the succeeding month, then the Payment Date shall be the first Business Day preceding such date.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Royalty Sub or any corporation, trade or business that is, along with Royalty Sub, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the applicable percentage relating to Loans set forth opposite its name on Schedule I hereto under the Commitment column or set forth in a Lender Assignment Agreement under the Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to Section 10.11.

     "Permitted Lien" means (a) any lien for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings, (b) any Lien created in favor of the Administrative Agent or the Trustee and (c) any other Lien expressly permitted under the Transaction Documents.

     "Person" means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

     "Pledgor" is defined in the preamble.

     "Pledgor Bill of Sale" means the Bill of Sale, dated as of the Closing Date, executed by Quintiles and the Pledgor, substantially in the form of Exhibit A to the Purchase and Sale Agreement.

     "Private Placement Memorandum" means the private placement memorandum of Royalty Sub for the Original Class A Notes dated October 14, 2005.

     "Product" means a pharmaceutical product for humans, owned or controlled by Lilly, containing duloxetine hydrochloride (also known as, according to Chemical Abstracts' registry #136434-34-9,
(S)-(+)-N-methyl-y-(1-naphthalenyloxy)-2-thiophenepropanamine hydrochloride) as the active pharmaceutical ingredient, United States patent numbers 5,023,269 and 5,508,276.

     "Purchase and Sale Agreement" is defined in the first recital.

     "Quintiles" is defined in the first recital.

     "Register" is defined in clause (a) of Section 2.5.

     "Repayment/Redemption Account" is defined in Section 3.1(a) of the Intercreditor Agreement.

     "Replacement Lender" is defined in Section 4.6.

     "Replacement Notice" is defined in Section 4.6.

     "Required Lenders" means, at any time, Lenders holding more than 50% of the Total Exposure Amount.

     "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of Royalty Sub) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of Royalty Sub or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of Royalty Sub or otherwise.

     "Royalty Sub" is defined in the preamble.

     "Royalty Sub Bill of Sale" means the Bill of Sale, dated as of the Closing Date, executed by the Pledgor and Royalty Sub, substantially in the form of Exhibit B to the Purchase and Sale Agreement.

     "Royalty Sub Payments" means all royalties and other compensation, payments and reimbursements paid, owed, accrued or otherwise required to be paid by Lilly to Quintiles pursuant to the Co-Promotion Agreement, including (i) all payments that may be required by (A) Sections 5.6, 5.7, 5.8, 5.13 and 5.14 of the Co-Promotion Agreement with respect to royalty and other payments, (B) Article 10 of the Co-Promotion Agreement with respect to payments upon certain events of termination of the Co-Promotion Agreement and (C) Section 11.3 of the Co-Promotion Agreement with respect to Lilly's continuing responsibility for paying Quintiles the payments required by Section 5.7 of the Co-Promotion Agreement in the event of Lilly's license, sale or assignment of its intellectual property relating to the Product as set forth in such Section 11.3 and (ii) additional payments or consideration paid to Quintiles in connection with any amendment, restatement, supplement, modification or waiver of the Co-Promotion Agreement.

     "Royalty Sub Rights" means the assets sold, transferred, conveyed, assigned, contributed and granted by Quintiles to the Pledgor, and by the Pledgor to Royalty Sub, pursuant to the Purchase and Sale Agreement and the respective Bill of Sale, which shall consist of (i) the rights of Quintiles under the Co-Promotion Agreement (A) to receive all Royalty Sub Payments and (B) to receive quarterly net sales reports under Section 5.10 of the Co-Promotion Agreement from Lilly showing net sales for such quarter and (ii) the proceeds of and the rights to enforce each of the foregoing.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto or, if such division or its successor shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "Second Lien Notes" is defined in the second recital.

     "Second Lien Note Documents" means each of the Indenture, the Second Lien Notes, the Class B Notes, the Second Lien Pledge and Security Agreement and the Note Purchase Agreements (as defined in the Indenture) with respect to the Second Lien Notes.

     "Second Lien Pledge and Security Agreement" means that certain second lien pledge and security agreement dated as of the Closing Date made by the Pledgor to the Trustee pursuant to the terms of the Indenture, including the Annex and Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Secured Parties" means, collectively, the Lenders, the Agents and, in each case, each of their respective successors, transferees and assigns.

     "Security Agreement" means, as the context may require, the First Lien Pledge and Security Agreement and the Loan Security Agreement.

     "Service Providers" means Servicer, the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent, the Paying Agent, the Registrar, the Operating Bank and any Person that becomes Servicer, the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent, the Paying Agent, the Registrar or the Operating Bank in accordance with the terms of the applicable agreement and, subject to the written approval of the Administrative Agent or, after the Discharge of First Lien Obligations, the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, any other Person designated as a Service Provider by Royalty Sub.

     "Servicer" means Quintiles, acting in its capacity as servicer pursuant to the Servicing Agreement (or any other Person appointed by Royalty Sub to succeed Quintiles as such or any successor thereto).

     "Servicing Agreement" means the servicing agreement dated as of the Closing Date between Royalty Sub and Quintiles, including the Annex attached thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Agreement and the Indenture, if applicable.

     "Stated Maturity Date" means October 15, 2013.

     "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

     "Syndication Agent" is defined in the preamble.

     "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) now or hereafter imposed, levied, collected, withheld or otherwise assessed by the U.S. or by any state, local, foreign or other Governmental Authority (or any subdivision or agency thereof) or other taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, deduction, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges.

     "Termination Date" means the date on which all Obligations have been paid in full in cash.

     "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans (or, prior to the Closing Date, all outstanding Commitments).

     "Transaction" is defined in the second recital.

     "Transaction Documents" means each of the Second Lien Note Documents and each of the Acquisition Documents, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with clause (a) of Section 7.2.

     "Trustee" means U.S. Bank National Association, a national banking association, as initial trustee of the Notes under the Indenture, and any successor appointed in accordance with the terms of the Indenture.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Administrative Agent or the Trustee pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

     "U.S." or "United States" means the United States of America, its 50 states, each territory thereof and the District of Columbia.

     "Voluntary Bankruptcy" means, with respect to Royalty Sub or the Pledgor,
(i) the inability of Royalty Sub or the Pledgor, respectively, generally to pay its debts as such debts become due, or an admission in writing by Royalty Sub or the Pledgor, respectively, of its inability to pay its debts generally or a general assignment by Royalty Sub or the Pledgor, respectively, for the benefit of creditors, (ii) the filing of any petition or answer by Royalty Sub or the Pledgor, respectively, seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of Royalty Sub or the Pledgor, respectively, or its debts under any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or seeking, consenting to or acquiescing in the entry of an order for relief in any case under any such law, or the appointment of or taking possession by a receiver, trustee, custodian, liquidator, examiner, assignee, sequestrator or other similar official for Royalty Sub or the Pledgor, respectively, or for any substantial part of its property, or (iii) corporate or other entity action taken by Royalty Sub or the Pledgor, respectively, to authorize any of the actions set forth above.

     "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.